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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of BRE Properties, Inc. for the registration of 3,452,181 shares of its common stock, and to the incorporation by reference therein of our report dated January 14, 1998, with respect to the consolidated financial statements and the related schedule of BRE Properties, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


November 13, 1998
San Francisco, California